Exhibit 99.1

CONTRIBUTION AGREEMENT

            THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of this 15th day of October, 2010, by and among GFIL Holdings, LLC, a Delaware limited liability company (“GFIL”), and each of the parties set forth on the signature pages hereto (each, a “Securityholder” and collectively, the “Securityholders”).

RECITALS

WHEREAS, each Securityholder is the record or beneficial owner of shares of the common stock, par value $.01 per share (the “Common Stock”), of Isle of Capri Casinos, Inc., a Delaware corporation, as set forth in Exhibit A attached hereto;

WHEREAS, to provide for the collective ownership of the Common Stock owned by Securityholders and other perceived benefits, the Securityholders have determined it advisable to contribute their respective shares of Common Stock set forth on Exhibit A to GFIL in exchange for newly-issued units of membership interests in GFIL (“Units”) pursuant to the terms and conditions set forth herein (the “Contributions”); and

WHEREAS, each of the parties hereto desires to set forth certain representations, warranties, covenants and indemnity obligations made to induce the others to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE 1

CONTRIBUTIONS TO GFIL

             1.1       Contributions to GFIL.

Subject to the terms and conditions hereof and effective as of the date hereof, each Securityholder hereby irrevocably contributes, assigns, transfers, conveys and delivers to GFIL as capital all legal and beneficial right title and interest in and to the Common Stock set forth opposite such Securityholder’s name on Exhibit A hereto, free and clear of all liens, proxies, powers of attorney, voting trusts and voting agreements and arrangements (collectively, “Encumbrances”), except for any such Encumbrances arising under applicable federal and state securities laws; provided that nothing herein shall be deemed to modify, alter, rescind or revoke any such existing Encumbrance on the shares, partnership interests or membership interests evidencing ownership in any Securityholder.  In connection with the Contributions, on the date hereof each such Securityholder shall (i) either (a) deliver to GFIL all original stock certificates or other documents representing the Common Stock contributed by such Securityholder and any executed stock powers or other documents of transfer which GFIL shall reasonably request, or (b) cause the broker or other custodian holding the Common Stock beneficially owned by the Securityholder in “street name” to deliver the Common Stock to GFIL’s account as directed by GFIL, (ii) execute and deliver to GFIL that certain Limited Liability Agreement of GFIL Holdings, LLC dated as of June 28, 2010 in the form attached hereto as Exhibit B (the “Operating Agreement”).  Simultaneously upon Goldstein Group, Inc.’s contribution in connection with this Agreement, GFIL hereby agrees to refund its initial capital contribution of twenty dollars ($20.00).

            1.2       Acceptance of Contribution; Issuance of Units.

GFIL hereby accepts the Contributions of the Securityholders set forth in Section 1.1 hereof and, in exchange for the Contributions, GFIL hereby (i) issues to each Securityholder the number of Units set forth opposite such Securityholder’s name on Exhibit C hereto, and (ii) admits each Securityholder as a Member subject to the terms and conditions set forth in the Operating Agreement.  Effective on the date hereof, GFIL hereby amends Exhibit A to the Operating Agreement to reflect the issuance of the Units as reflected on Exhibit C hereto.

            1.3       Synchronization.

In order to assure consistent treatment of the Contributions, the parties agree that (a) the transfers effected hereby shall be deemed to have occurred on the date hereof notwithstanding any other date recorded in the stock transfer records of Isle of Capri Casinos, Inc or the clearing brokerage firm, and (b) the value associated with each share of Common Stock included within the Contributions shall be, for all purposes, $7.89, which was the closing price for the shares of Common Stock at the close of The NASDAQ Stock Market on the last trading day prior to the date hereof.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND
AGREEMENTS OF THE SECURITYHOLDERS

Each of the Securityholders, individually and not jointly, hereby represents and warrants to GFIL and the other Securityholders as follows:

2.1       Authorization.

(a)                The Securityholder has the requisite right, power and authority to enter into this Agreement and the agreements and documents related hereto to which it is a party and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the agreements related hereto;

(b)               The execution and delivery by the Securityholder of this Agreement and the agreements related hereto to which such Securityholder is a party and the consummation by the Securityholder of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the agreements related hereto have been duly authorized by all necessary corporate, partnership or other action, as the case may be, on the part of such Securityholder in compliance with governing or applicable agreements, instruments or other documents and applicable law;

(c)         Each of this Agreement and the agreements related hereto to which the Securityholder is a party constitutes the valid and binding agreement of the Securityholder that is enforceable against each Securityholder in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization, or other similar laws affecting creditor’s rights generally and to the discretionary nature of specific performance and other equitable remedies; and

(d)               The Securityholder has good and marketable title to the Common Stock set forth opposite its name on Exhibit A hereto, free and clear of all Encumbrances, except those restrictions imposed by applicable securities laws.

            2.2        No Violation.

The execution and delivery by Securityholder of this Agreement and the related agreements referred to herein and the consummation by Securityholder  of the transactions contemplated by, and other compliance with or performance under, them, do not (and will not with the passage of time or the giving of notice or both) constitute a violation of, be in conflict with, or constitute a default under (a) any term or provision of any organizational document applicable to such Securityholder, (b) any contract, agreement, commitment, undertaking or understanding to which such Securityholder is a party or by which it or any of its properties are subject or bound, (c) any judgment, decree or order of any governmental authority to which Securityholder or any of its properties are subject or bound, or (d) any applicable law, except for any of the foregoing which would not, individually or in the aggregate, materially impair the ability of the Securityholder to perform this Agreement.

            2.3        No Consents Required,

To the knowledge of Securityholder, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, regulatory authority, or other public or private third party on the part of Securityholder is required in connection with its execution or delivery of, or its performance under, this Agreement or its consummation of the transactions contemplated by this Agreement, except as may have been obtained by Securityholder prior to the date hereof and except (i) as has been obtained or made by the Securityholder prior to the date hereof, and (ii) compliance with certain reporting requirements under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

            2.4        Further Assurances.

The Securityholder from time to time after the Closing Date shall at GFIL’s request, execute, acknowledge and deliver to GFIL such instruments and conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as GFIL may reasonably require in order to carry out, evidence and confirm the intended purposes of this Agreement.

            2.5       Limited Power of Attorney.

For purposes of facilitating the transactions contemplated herein, by execution of this Agreement each of the Securityholders hereby irrevocably constitutes and appoints Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein, and each of them, with full power of substitution, his agent and attorney-in-fact, in his name, place and stead, to make, execute, acknowledge, swear to, and deliver and publish any and all stock powers, transfer acknowledgements and any and all other documents and instruments that may be required or advisable to be executed and delivered by the Securityholder to effect the transactions contemplated herein.  It is expressly understood and intended by each Securityholder that the grant of the foregoing power of attorney is coupled with an interest and shall be irrevocable.  Said power of attorney shall survive the death, bankruptcy or mental incapacitation of such Securityholder, to the extent he may legally contract for such survival.  Any person dealing with GFIL may conclusively presume and rely upon the fact that any instrument referred to above, executed by such agent and attorney-in-fact, is authorized, regular and binding, without further inquiry.  If required, each Securityholder shall execute and deliver to GFIL, within five days after the receipt of a request therefor, such further designations, powers of attorney or other instruments that such agent and attorney-in-fact shall reasonably deem necessary for purposes of this provision.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GFIL

GFIL hereby represents and warrants to each of the Securityholders on the date of this Agreement as follows:

3.1       Corporate Existence; Charter and By-Laws.

GFIL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. GFIL has the requisite limited liability company power and authority to own, operate and lease its properties and to carry on its business as currently conducted. True and correct copies of the Certificate of Formation of GFIL and the Operating Agreement as currently in effect are attached hereto as Exhibit B.

3.2              Authorization.

(a)                GFIL has the right, power and authority to enter into this Agreement and the related agreements referred to herein, and to consummate the transactions contemplated by, and otherwise to comply with and to perform under, this Agreement and the related agreements referred to herein;

(b)               The execution and delivery by GFIL of this Agreement and the related agreements referred to herein, and the consummation by GFIL of the transactions contemplated by, and other compliance with or performance under this Agreement and the related agreements referred to herein, have been duly authorized by all necessary action on the part of GFIL in compliance with governing or applicable agreements, instruments or other documents to which GFIL is a party (including the Certificate of Formation and Operating Agreement of GFIL) and applicable law; and

(c)                This Agreement and the related agreements referred to herein constitute the valid and binding agreements of GFIL that are enforceable against GFIL in accordance with their terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization, or other similar laws affecting creditor’s rights generally and to the discretionary nature of specific performance and other equitable remedies.

            3.3       No Violation.

The execution and delivery by GFIL of this Agreement and the related agreements referred to herein and the consummation by GFIL of the transactions contemplated by, and other compliance with or performance under, them, do not (and will not with the passage of time or the giving of notice or both) constitute a violation of, be in conflict with, or constitute a default under (a) any term or provision of the Certificate of Formation or Operating Agreement of GFIL, (b) any contract, agreement, commitment, undertaking or understanding to which GFIL is a party or by which it or any of its properties are subject or bound, (c) any judgment, decree or order of any governmental authority to which GFIL or any of its properties are subject or bound, or (d) any applicable law, except for any of the foregoing which would not, individually or in the aggregate, materially impair the ability of GFIL to perform this Agreement.

            3.4       No Consents Required.

To the knowledge of GFIL, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, regulatory authority, or other public or private third party on the part of GFIL is required in connection with its execution or delivery of, or its performance under, this Agreement or its consummation of the transactions contemplated by this Agreement, except as may have been obtained by GFIL prior to the date hereof and except (i) as has been obtained or made by the Securityholder prior to the date hereof, and (ii) compliance with certain reporting requirements under Section 13(d) of the Exchange Act.

            3.5       Units Validly Issued.

All of the Units to be issued to the Securityholders pursuant to the terms of this Agreement, are duly authorized, validly issued, fully paid and non-assessable.

ARTICLE 4
FEDERAL AND OTHER SECURITIES LAWS

         4.1         Investment Representations.

            (a)                This Agreement is made with each Securityholder in reliance upon each Securityholder’s representations to GFIL, which by its execution hereof each Securityholder hereby confirms, that the Units to be received by it pursuant to this Agreement will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same.  By executing this Agreement, each Securityholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Units.

(b)               Each Securityholder understands that the Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”), on the ground that the sale provided for in this Agreement and the issuance of Units hereunder should be exempt from registration under the Securities Act and that GFIL’s reliance on such exemption is predicated on each Securityholder’s representations set forth herein.

(c)                Each Securityholder represents that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(d)               Each Securityholder represents that it is experienced in evaluating and investing in companies such as GFIL, is able to fend for itself in the transactions contemplated by

.

this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.  Each Securityholder further represents that it has had access, during the course of the transaction and prior to its purchase of the Units, to certain additional information regarding GFIL and its operations and that it has had, during the course of the transaction and prior to its execution hereof, the opportunity to ask questions of, and to receive answers from GFIL concerning the terms and conditions of the offering of the Units and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

(e)                Each Securityholder understands that the Units may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely.  Each Securityholder represents that, in the absence of an effective registration statement covering the Units, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and pursuant to a valid exemption from registration.

(f)                 Each Securityholder acknowledges that transfer and assignment of the Units is restricted under the terms of the Operating Agreement, and represents that the Securityholder will not transfer or assign of the Units except in accordance with the provisions of the Operating Agreement.

ARTICLE 5
MISCELLANEOUS

5.1              Indemnification.

By execution of this Agreement, each  Securityholder hereby acknowledges that GFIL shall be entitled to full indemnification by such Securityholder of the following:

(a)                any and all loss, liability or damage (including judgments and settlement payments) incurred by GFIL incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by such Securityholder made or contained in this Agreement or in any exhibit, certificate or other document executed and delivered to GFIL by such Securityholder; and

(b)               any and all costs, expenses and all other actual damages incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its rights to indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in loss, liability, cost, expense or other damages.

            5.2              Waiver.

  By execution of this Agreement, each Securityholder hereby acknowledges that Goldstein Group, Inc. has pledged its Units (as defined in the Operating Agreement) in GFIL pursuant to the terms of a pledge agreement with The National Bank (the “Pledge”).  With respect to such Pledge by Goldstein Group, Inc., each Securityholder hereby waives any restrictions on Transfer (as defined in the Operating Agreement) pursuant to Article XI of the Operating Agreement that otherwise might have prevented the Pledge and hereby consents to the Pledge.

            5.3      Notices.

Any notices or other communications required or permitted hereunder to GFIL shall be sufficiently given if delivered in person or sent by certified or registered mail, postage prepaid, addressed as follows

                                                GFIL Holdings, LLC

                                                2117 State Street, Suite 300

                                                Bettendorf, Iowa  52722

                                                Attn:  Board of Managers

or such substituted address of as GFIL shall have given notice to the others in writing in the manner set forth in this Section 5.2.

            In the case of any Securityholder, any notices or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by certified or registered mail, postage prepaid, to the address of such Securityholder as reflected on the books and records of GFIL  or such substituted address of the Securityholder as such Securityholder shall have given notice to GFIL in writing in the manner set forth in this Section 5.2.

            5.4       Amendment.

This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

            5.5       Counterparts.

This Agreement may be executed in one or more counterparts including signatures received by facsimile, all of which taken together shall constitute one instrument.

            5.6       Binding on Successors and Assigns.

This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof.  No Securityholder may assign its interest under this Agreement without the prior written consent of GFIL.

            5.7       Severability.

In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be

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considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

            5.8       Headings.

The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

            5.9       Expenses.

Each of the parties hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated, including, but not limited to, legal and accounting fees and expenses.

            5.10     Exhibits.

All Exhibits attached to this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

           5.11     Entire Agreement.

All prior negotiations and agreements among the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit delivered hereto, except as modified in writing concurrently herewith or subsequent hereto.

         5.12     Governing Law.

This Agreement shall be governed by and construed and interpreted according to the laws of the State of Delaware, determined without reference to conflicts of law principles.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GFIL Holdings, LLC

By:       /s/ Jeffrey D. Goldstein

Name: Jeffrey D. Goldstein

Title: Manager

By:    /s/ Richard A. Goldstein_____                        _

Name: Richard A. Goldstein

Title: Manager

By:    /s/ Robert S. Goldstein_______

Name: Robert S. Goldstein

Title: Manager

/s/ Richard A. Goldstein_ _ Richard A. Goldstein Jeffrey D. Goldstein Trust By: /s/ Jeffrey D. Goldstein Name: Jeffrey D. Goldstein Title: Trustee

                                                                                -9-

Richard A. Goldstein Trust By: /s/ Richard A. Goldstein___ Name: Richard A. Goldstein Title: Trustee
Robert S. Goldstein Trust By: /s/ Robert S. Goldstein Name: Robert S. Goldstein Title: Trustee
Goldstein Group, Inc., an Iowa corporation By: /s/ Jeffrey D. Goldstein Name: Jeffrey D. Goldstein Title: President

B.I. Isle Partnership, L.P., a Missouri limited partnership

By:       B.I.J.R.R. Isle, Inc., a Missouri             corporation, its general partner

By:        /s/ Robert S. Goldstein

Name: Robert S. Goldstein

Title: President

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Rob Isle Partnership, L.P., a Missouri limited partnership By: B.I.J.R.R. Isle, Inc., a Missouri corporation, its general partner By: /s/ Robert S. Goldstein Name: Robert S. Goldstein Title: President

Rich Isle Partnership, L.P., a Missouri limited partnership

By:       B.I.J.R.R. Isle, Inc., a Missouri             corporation, its general partner

By:        /s/ Robert S. Goldstein

Name: Robert S. Goldstein

Title: President

Jeff Isle Partnership, L.P., a Missouri limited partnership

By:       B.I.J.R.R. Isle, Inc., a Missouri                                     corporation, its general partner

By:        /s/ Robert S. Goldstein

Name: Robert S. Goldstein

Title: President

I.G. Isle Partnership, L.P., a Missouri limited partnership

By:       B.I.J.R.R. Isle, Inc., a Missouri             corporation, its general partner

By:        /s/ Robert S. Goldstein

Name: Robert S. Goldstein

Title: President

Jeffrey D. Goldstein 2008 Irrevocable Trust

By:        /s/ Robert S. Goldstein

Name: Robert S. Goldstein

Title: Trustee

By:      /s/ Richard A. Goldstein

Name: Richard A. Goldstein

Title: Trustee

By:       /s/ Samantha M. Goldstein_

Name: Samantha M. Goldstein

Title: Trustee

Richard A. Goldstein 2008 Irrevocable Trust By: /s/ Jeffrey D. Goldstein Name: Jeffrey D. Goldstein Title: Trustee By: /s/ Robert S. Goldstein Name: Robert S. Goldstein Title: Trustee

Robert S. Goldstein 2008 Irrevocable Trust

By:        /s/ Michael F. Goldstein

Name: Michael F. Goldstein

Title: Trustee

By:          /s/ Marc D. Goldstein

Name: Marc D. Goldstein

Title: Trustee

By:           /s/ Lauren S. Goldstein

Name: Lauren S. Goldstein

Title: Trustee

EXHIBIT A

Securityholder Ownership of Common Stock

Record Owner/Account Name	Number of Shares

B.I. Isle Partnership, L.P.	4,502,625
Goldstein Group, Inc.	2,898,243
Jeff Isle Partnership, L.P.	1,400,000
Rob Isle Partnership, L.P.	1,400,000
Rich Isle Partnership, L.P.	1,400,000
I.G. Isle Partnership, L.P.	570,490
Jeffrey D. Goldstein 2008 Irrevocable Trust	540,000
Robert S. Goldstein 2008 Irrevocable Trust	540,000
Richard A. Goldstein 2008 Irrevocable Trust	540,000
Jeffrey D. Goldstein Trust	817,109
Robert S. Goldstein Trust	780,966
Richard A. Goldstein Trust	671,222
Richard A. Goldstein	4,802

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EXHIBIT B

Certificate of Formation and Operating Agreement of GFIL

                                EXHIBIT C

Member Name and Address	Capital Contributions	Number and Kind of Units	Family Designation

BI Isle Partnership, L.P. c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$35,525,711.25	4,502,625	N/A
Goldstein Group, Inc. 2117 State Street Suite 300 Bettendorf, Iowa 52722	$22,867,137.27	2,898,243	N/A
Jeff Isle Partnership, L.P. c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$11,046,000.00	1,400,000	Jeff Family
Rob Isle Partnership, L.P. c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$11,046,000.00	1,400,000	Rob Family
Rich Isle Partnership, L.P. c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$11,046,000.00	1,400,000	Rich Family
Robert S. Goldstein Trust u/a dated 3/15/2001 2117 State Street Suite 300 Bettendorf, Iowa 52722	$6,161,821.74	780,966	Rob Family
Richard A. Goldstein Trust u/a dated 3/6/2001 2117 State Street Suite 300 Bettendorf, Iowa 52722	$5,295,941.58	671,222	Rich Family

                           EXHIBIT C

Member Name and Address	Capital Contributions	Number and Kind of Units	Family Designation

Jeffrey D. Goldstein Trust u/a dated 3/20/2001 2117 State Street Suite 300 Bettendorf, Iowa 52722	$6,446,990.01	817,109	Jeff Family
I.G. Isle Partnership, L.P. c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$4,501,166.10	570,490	N/A
Jeffrey D. Goldstein 2008 Irrevocable Trust c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$4,260,600.00	540,000	Jeff Family
Robert S. Goldstein 2008 Irrevocable Trust c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$4,260,600.00	540,000	Rob Family
Richard A. Goldstein 2008 Irrevocable Trust c/o Michael Newmark Bryan Cave LLP 211 N. Broadway, Suite 3600 St. Louis, Missouri 63102	$4,260,600.00	540,000	Rich Family
Richard A. Goldstein 2117 State Street Suite 300 Bettendorf, Iowa 52722	$37,887.78	4,802	Rich Family
Total	$126,756,455.73	16,065,457